EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-134960) and Form S-8 (No. 333-147867) of AmTrust Financial Services, Inc. of our report dated March 15, 2010, relating to the consolidated financial statements, the effectiveness of AmTrust Financial Services, Inc.’ s internal control over financial reporting and financial statement schedules, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York
March 15, 2010